Exhibit 99.1

 1  INVESTOR PRESENTATION

 DISCLOSURE – IMPORTANT INFORMATION  Information set forth herein contains forward-looking statements, which reflect our current views regarding our business, financial performance, growth prospects and strategies, market opportunities, and market trends. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. All of the forward-looking statements herein are subject to various risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results, performance, and achievements could differ materially from those expressed in or by the forward-looking statements and may be affected by a variety of risks and other factors. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from such forward-looking statements. These factors include, but are not limited to, increases in the rate of inflation and interest rates, general economic conditions, local real estate conditions, tenant financial health, property acquisitions and dispositions and the timing of any acquisitions and dispositions, risks and uncertainties related to the COVID-19 pandemic and its related impacts on us and our tenants, supply-chain disruptions and impacts of the Russian war against Ukraine. These and other risks, assumptions, and uncertainties are described in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on any forward-looking statements included herein. All forward-looking statements are made as of the date of this document and the risk that actual results, performance, and achievements will differ materially from the expectations expressed or referenced herein will increase with the passage of time. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.  2

 WHY OWN MODIV INDUSTRIAL?  3  Focused Net Lease Manufacturing Strategy  Experienced Leadership with Proven Execution  Attractive Industrial Real Estate Portfolio   Significant Upside Potential

 FOCUSED NET LEASE MANUFACTURING STRATEGY  4  American Made, American Employed  Modiv Industrial buys U.S. manufacturing properties leased to long-term tenants that produce critical components and pay countless employees  Necessity Based - Where Things Are Made  Unlike most net lease REITs that are dependent upon the whims of the consumer, Modiv Industrial derives its strength from the nation’s infrastructure  Supply Chain Security & Onshoring  Following the COVID-19 Pandemic and the war in Ukraine, the U.S. has experienced a strategic shift toward onshoring (or reshoring) manufacturing capabilities to ensure supply chain security

 SIGNIFICANT UPSIDE POTENTIAL  5  Compelling Small Cap Growth Profile  As a small cap REIT, each acquisition materially increases Modiv’s revenue compared to large cap REITs that are forced to buy billions of real estate each year for the same effect  Modiv can quadruple in size and still benefit from the ability to move the needle from the denominator effect  Attractive Valuation Opportunity  Modiv currently trades at substantial double-digit discounts to independently appraised value as well as GAAP book value  This temporary discount results in a compelling dividend yield and meaningful share price appreciation potential  Long Duration Assets with Compound Rental Growth  With a weighted average lease term of over 14 years, Modiv has one of the longest duration portfolios amongst REITs  Our ~2.5% of average annual rental increases provide contractual growth

EXPERIENCED LEADERSHIP – MANAGEMENT

- Decades of Experience
- Disciplined, Frugal
- Subject Matter Experts
- Hard Working, Results Driven
- Alignment of Interests via Majority Equity Compensation



Aaron Halfacre
Chief Executive Officer



Raymond Pacini
Chief Financial Officer



Bill Broms
Chief Investment Officer



John Raney
Chief Legal Officer



Sandra Sciutto
Chief Accounting Officer

	Aaron Halfacre	Raymond Pacini	Bill Broms	John Raney	Sandra Sciutto
EXTENSIVE EXPERIENCE IN	• REITs • Transformations • M & A • Capital Markets	• Audit • Capital Markets • Balance Sheets • Public Company	• Net Lease Real Estate • Property Transactions • Sale Leasebacks • Underwriting	• Securities Law • M &A • Structuring • Best Practices	• Financial Reporting • Accounting • Property Management • Audit
WORKED AT	• NYSE: CCG • NYSE: COLE • Green Street Advisors • BlackRock	• Cadiz • California Coastal • Koll Group • PwC	• Realty Dividend • NYSE: COLE • NYSE: O	• Massumi + Consoli • O' Melveny & Myers • Latham & Watkins	• PRES • Shopoff Realty • California Coastal • KPMG

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EXPERIENCED LEADERSHIP – DIRECTORS

- Invaluable Industry and Company Experience
- Vast Working Knowledge Network
- Focused on Ethics and Integrity
- Detailed, Disciplined and Pragmatic
- Procedurally Efficient and Effective

						
	Adam Markman[1]	Kimberly Smith	Thomas Nolan, Jr.	Curtis McWilliams	Connie Tirondola	Ray Wirta[2]
EXPERTISE	• REITs • Transformations • NTR Portfolios • Best Practices	• REIT Law • Corp Gov • SEC Matters • Board Practices	• Turnarounds • Net Lease • M&A • Public Boards	• Corp Gov • Public Boards • REITs • Net Lease	• Real Estate Accounting • Valuations • Finance • Acquisitions	• REITs • Transformations • NTR Portfolios • Best Practices
WORKED AT	• NYSE: EQC • Green Street Advisors • EY/Kenneth Leventhal	• Prudential Financial • NYSE: COLE • AEGON & ING	• NYSE: SRC • NYSE: GGP • AEW	• NYSE: TSY • CNL Real Estate • Merrill Lynch	• FTI Consulting • CBRE • BlackRock	• Irvine Company • CBRE • Koll Group

[1]Chairman of the Board
[2]Board Observer

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8  PROVEN EXECUTION  Volume of Investment Opportunities Presented to Modiv  Volume of Investment Opportunities That Modiv Reviewed  Modiv Submitted an LOI following Investment Committee Approval  Properties Acquired  By Modiv Industrial since Feb. 2022 NYSE Listing  Location  Local market trends and demographics  Replacement cost  Property attributes (age, visibility, traffic patterns)  Guarantor credit profile  Lease term and structure  Competitive positioning  Sales and profitability trends  Internal and External Credit Analysis  Continuous Monitoring  Tenant - level  Property - level  Disciplined pricing  Strategic fit and rationale  Availability and cost of debt   Earnings impact  Portfolio - level

 9  ATTRACTIVE INDUSTRIAL REAL ESTATE PORTFOLIO  $614M  Gross Real Estate Value  $41.1M  Annual Base Rent  45  Properties  4.7M  Square Feet  31  Tenants  16  States  14.3 Yrs  Weighted Average Lease Term  ~2.5%  Average Annual Rental Increase

 10  ATTRACTIVE INDUSTRIAL REAL ESTATE PORTFOLIO  Footnote: All percentages based on Annual Base Rent for next twelve months on a pro forma basis as of June 30, 2023

 11  ATTRACTIVE INDUSTRIAL REAL ESTATE PORTFOLIO  Footnote: All percentages based on Annual Base Rent for next twelve months on a pro forma basis as of June 30, 2023

 WHY OWN MODIV INDUSTRIAL?  12  Focused Net Lease Manufacturing Strategy  Experienced Leadership with Proven Execution  Attractive Industrial Real Estate Portfolio   Significant Upside Potential

 EXECUTIVE SUMMARY  BUILD AMERICA.   INVEST IN MODIV INDUSTRIAL.  To learn more:   go to www.modiv.com or email info@modiv.com